STEVEN JAMES DAVIS

A Professional Corporation

1042 N. El Camino Real, B261

Encinitas, California 92024

Telephone: (619) 788-2383

Facsimile: (858) 367-8138

February 11, 2011

Socialwise, Inc.

6440 Lusk Blvd., Suite 200

San Diego California 92121

Re:

Registration Statement on Form S-1

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Socialwise, Inc., a Colorado corporation (the “Company”), of a Registration Statement on Form S-1 to be filed on or about February 11, 2011 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), relating to the sale, from time to time, by certain stockholders of the Company (the “Selling Stockholders”) identified in the prospectus (the “Prospectus”) which forms a part of the Registration Statement, in the manner described in the Prospectus, of up to an aggregate of 8,639,000 shares (the “Shares”) of the Company’s common stock, $.001 par value (the “Common Stock”), and 8,207,060 shares of Common Stock which will issued by the Company upon exercise of warrants (the “Warrants”) as described in the Registration Statement (the "Warrant Shares").  This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the Registration Statement and related Prospectus, the Company's certificate of incorporation, as amended through and including the date hereof, and as in effect on the date hereof, the Company's bylaws as in effect on the date hereof, resolutions adopted by the board of directors of the Company and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.  With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original and the conformity to originals of all documents submitted to us as certified or reproduced copies.  We have also obtained from public officials and officers of the Company certificates or comparable documents as to certain factual matters.  We have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

Based on the foregoing review, and in reliance thereon, we are of the opinion that: (i) the Shares have been duly authorized, validly issued, fully paid and are non-assessable; and (ii) the Warrant Shares have been duly authorized, and when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered to you solely for use in connection with the sale of the Common Stock and Warrant Shares by the Selling Stockholders in accordance with the Registration Statement as of the date first written above and is not to be relied on for any other purpose.  We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  We express no opinion as to matters governed by any laws other than the laws of the State of California.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement, the Common Stock, the Warrant Shares or the Selling Stockholders.

Respectfully submitted,

/s/ Steven James Davis, A Professional Corporation